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                                                                    Exhibit 23.1

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Amendment No. 1 to this registration statement and to the incorporation by reference in this Amendment No. 1 to this registration statement of our report dated January 23, 1998 (except with respect to the matters discussed in Note 20, as to which the date is February 24, 1998) included in Heller Financial, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this Amendment No. 1 to this registration statement.



/s/ Arthur Andersen LLP

Chicago, Illinois
March 30, 1998